Contacts:    Chris Mann                     Anna Van Lier
             Chief Financial Officer        Director, Corporate Communications
             Convera                        Convera
             703.761.3700                   703.761.3700
             cmann@convera.com              avanlier@convera.com


                CONVERA ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

            REVENUES GROW BY 39% YEAR-OVER-YEAR AND 14% SEQUENTIALLY


Vienna, Va., December 10, 2003 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today reported financial results for its third fiscal quarter ended October 31, 2003.

Total revenues for the third quarter were $8.7 million, an increase of 39% over total revenues of $6.3 million reported for the same quarter last fiscal year. The third quarter revenues also represent a sequential increase of 14% over total revenues for the second quarter of this year. The company's total expenses for the third quarter were $12.0 million, down 4% from $12.5 million in the third fiscal quarter last year. For the third quarter, the company reduced its net loss for the period by 46% with a loss of $3.3 million or $0.10 per common share, compared to a net loss of $6.1 million or $0.21 per common share in the third fiscal quarter last year.

Federal license revenues were up 384% compared to the same quarter last year. Large contracts with the Department of Defense and several intelligence agencies fueled Convera's continued growth in the government market.

For the nine months ended October 31, 2003, total revenues were $23.3 million compared to total revenues of $17.6 million reported for the same period last year, an increase of 32%. The Company recorded a net loss of $14.3 million, or $0.47 per common share, compared to a net loss of $24.7 million, or $0.86 per common share, for the same period last year, a reduction of 42%.



About Convera

Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 800 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

Page 2 - Convera Announces Third Quarter Financial Results



This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


                                                              ###

     The condensed, consolidated statements of operations for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts, except per share amounts, are expressed in thousands of U.S. dollars.


                                                                Three Months Ended                     Nine Months Ended
                                                                    October 31,                           October 31,
                                                                 2003           2002                 2003            2002
                                                            (unaudited)                          (unaudited)
Revenues:
   License                                                   $    6,279       $    3,555           $   15,097      $    9,541
      Services                                                      741            1,172                3,407           3,117
      Maintenance                                                 1,677            1,523                4,766           4,921
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------
           Total revenues                                         8,697            6,250               23,270          17,579
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------

Cost of Revenues:
   License                                                          301              806                1,118           2,257
   Services                                                         963            1,365                3,755           4,574
   Maintenance                                                      534              454                1,500           1,401
                                                          ---------------- ---------------      --------------- ----------------
           Total cost of revenues                                 1,798            2,625                6,373           8,232
                                                          ---------------- ---------------      --------------- ----------------

Gross Margin                                                      6,899            3,625               16,897           9,347
                                                          ---------------- ---------------      --------------- ----------------

Operating Expenses:
   Sales and marketing                                            4,375            4,823               13,708          16,369
   Research and product development                               2,894            3,035                9,395           9,298
   General and administrative                                     2,908         1,970                7,432           6,888
   Restructuring charges                                              -                -             620                1,890
   Amortization of intangible assets                                 67               67             202                  174
   Incentive bonus payments due to employees                          -                -             -                   (138)
   Acquired in-process research & development                         -                -                    -             126
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------
           Total operating expenses                              10,244            9,895               31,357          34,607
                                                          ---------------- ---------------      --------------- ----------------

Operating Loss                                                   (3,345)          (6,270)             (14,460)        (25,260)

Other Income, net                                                    44              140                  145             526
                                                          ---------------- ---------------      --------------- ----------------

Net Loss                                                     $   (3,301)      $   (6,130)          $  (14,315)     $  (24,734)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================


Net loss per common share - basic & diluted                  $    (0.10)      $    (0.21)          $    (0.47)     $    (0.86)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================
Weighted-average number of common
   shares outstanding - basic & diluted                          33,800           28,964               30,699          28,804


The condensed, consolidated balance sheets for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts are expressed in thousands of U.S. dollars.



ASSETS                                                    October 31, 2003        January 31, 2003
                                   (unaudited)
Current Assets
            Cash and cash equivalents                       $       35,012         $       10,318
            Short term investments                                     133                 20,148
            Accounts receivable, net                                 6,926                  6,732
            Prepaid expenses and other                               2,386                  2,509
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current assets                              44,457                 39,707

Other assets, net                                                    4,724                  6,060
Goodwill & other intangible assets                                   3,178                  3,372
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

                  Total Assets                              $       52,359         $       49,139
                                                        ====================== =======================
                                                        ====================== =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
            Accounts payable                                $        2,933         $        3,069
            Accrued expenses                                         7,653                  7,220
            Accrued bonuses                                          1,130                    919
            Deferred revenues                                        4,190                  2,739
            Restructuring reserve                                      628                  1,326
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current liabilities                         16,534                 15,273

Restructuring reserve, net of current portion                        1,040                  1,494
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

                  Total Liabilities                                  17,574                16,767
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

Shareholders' Equity                                                 34,785                32,372

                  Total Liabilities & Shareholders'
                  Equity                                    $       52,359         $       49,139
                                                        ====================== =======================
